SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): December 24, 2008

Scantek Medical, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-27592	84-1090126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 307, Mountain Lakes, NJ 07046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code          (973) 527-7100

1705 Route 46 West, Unit 5, Ledgewood, New Jersey 07852
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.03 Bankruptcy or Receivership

On December 24, 2008, Scantek Medical, Inc. (the “Company”), filed a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 11 of Title 11 of the United States Code.

Section 8 – Other Material Events
Item 8.01 Other Events

As of December 30, 2008, the Company announced that it had shipped 35,000 units of its BreastCare™/BreastAlert™ Differential Temperature Sensor product (“BreastCare”) to a medical equipment supplier for hospitals and doctors in Brazil (the “Purchaser”).  The Purchaser paid the Company $100,000 to date, and will pay the balance of the purchase price 180 days after its receipt of the units.  The Purchaser’s obligation to pay the balance of the purchase price is secured by a standby letter of credit.

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.

The Company announced in a press release dated December 30, 2008, that on December 24, 2008 it filed a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 11 of Title 11 of the Unites States Code.

The Company also announced on December 30, 2008, that it has shipped 35,000 units of its BreastCare™/BreastAlert™ Differential Temperature Sensor product (“BreastCare”) to a medical equipment supplier for hospitals and doctors in Brazil (the “Purchaser”).  The Purchaser paid the Company $100,000 to date, and will pay the balance of the purchase price 180 days after its receipt of the units.  The Purchaser’s obligation to pay the balance of the purchase price is secured by a standby letter of credit.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scantek Medical, Inc.

Date: December 31, 2008	By: /s/ Patricia B. Furness
Patricia B. Furness, President